AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-1492269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

150 North Orange Grove Boulevard

Pasadena, California 91103

(Address of Principal Executive Offices)

AVERY DENNISON CORPORATION

STOCK OPTION AND INCENTIVE PLAN, AMENDED AND RESTATED

(Full title of the plan)

Copy to:
Susan C. Miller Senior Vice President, General Counsel and Secretary Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103 (626) 304-2000	J. Scott Hodgkins Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 485-1234

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $1.00 par value per share to be issued under the Stock Option and Incentive Plan, amended and restated	6,000,000	$31.71	$190,260,000	$21,803.80

(1)	For purposes of computing the registration fee only. Pursuant to Rule 457(c) and (h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company’s Common Stock on the composite tape for the New York Stock Exchange on May 4, 2012.

EXPLANATORY NOTE

Avery Dennison Corporation (the “Company”) is filing this registration statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”) to register an additional 6,000,000 shares of the Company’s common stock which may be issued under the Company’s Stock Option and Incentive Plan, amended and restated as of April 26, 2012. These shares are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2010, July 24, 2008, April 29, 2005 and July 25, 2003. The information contained in the Registration Statements on Form S-8 originally filed by the Company with the Commission (File Nos. 333-166836, 333-152508, 333-124495 and 333-107371), pursuant to the Securities Act of 1933, as amended, are incorporated by reference into this Registration Statement, except for the information presented in Part II, Item 3. Incorporation of Documents by Reference, and Item 8. Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by the Company are incorporated as of their respective dates in this Registration Statement by reference:

a. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

b. The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012; and

c. The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-3 filed with the Commission on October 15, 2010 (File No. 333-169954).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of their respective filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Avery Dennison Corporation Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit A to the Company’s 2012 Proxy Statement on Schedule 14A, filed on March 9, 2012).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included in pages S-1 and S-2).

1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 7th day of May, 2012.

AVERY DENNISON CORPORATION.

By:	/s/ Mitchell R. Butier
Mitchell R. Butier
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Dean A. Scarborough, Mitchell R. Butier, Lori J. Bondar, Susan C. Miller and Vikas Arora or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dean A. Scarborough	Chairman, President and Chief Executive Officer	May 7, 2012
Dean A. Scarborough

/s/ Mitchell R. Butier	Senior Vice President and Chief Financial Officer	May 7, 2012
Mitchell R. Butier

/s/ Lori J. Bondar	Vice President, Controller, and Chief Accounting Officer	May 7, 2012
Lori J. Bondar

/s/ Bradley A. Alford	Director	May 7, 2012
Bradley A. Alford

/s/ Peter K. Barker	Director	May 7, 2012
Peter K. Barker

/s/ Rolf Börjesson	Director	May 7, 2012
Rolf Börjesson

/s/ John T. Cardis	Director	May 7, 2012
John T. Cardis

/s/ Ken C. Hicks	Director	May 7, 2012
Ken C. Hicks

S-1

Signature	Title	Date

/s/ Peter W. Mullin	Director	May 7, 2012
Peter W. Mullin

/s/ Charles H. Noski	Director	May 7, 2012
Charles H. Noski

/s/ David E. I. Pyott	Director	May 7, 2012
David E. I. Pyott

/s/ Patrick T. Siewert	Director	May 7, 2012
Patrick T. Siewert

/s/ Julia A. Stewart	Director	May 7, 2012
Julia A. Stewart

S-2

EXHIBIT INDEX

Exhibit No.	Item

4.1	Avery Dennison Corporation Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit A to the Company’s 2012 Proxy Statement on Schedule 14A, filed on March 9, 2012).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24	Power of Attorney (included in pages S-1 and S-2).